UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2024

Longeveron Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40060	47-2174146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1951 NW 7th Avenue, Suite 520, Miami, Florida 33136

(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 909-0840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LGVN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 17, 2024, Longeveron Inc., a Delaware corporation (the “Company”), entered into inducement letter agreements (collectively, the “Inducement Letter Agreements”) with the holders (the “Holders”) of its existing Series D warrants to purchase 1,697,891 shares of the Company’s Class A common stock, $0.001 par value (the “Common Stock”), originally issued on April 18, 2024, with an exercise price of $2.35 per share, and which became exercisable immediately following issuance (the “Warrants”).

The resale of the shares of Common Stock issuable upon exercise of the Warrants is registered pursuant to a registration statement on Form S-1, as amended (File No. 333-278995), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 21, 2024.

Pursuant to the Inducement Letter Agreements, the Holders agreed to exercise the Warrants for cash at the exercise price of $2.35 per share in consideration for the Company’s agreement to issue new unregistered Common Stock warrants, for payment of $0.125 per new warrant, to purchase up to an aggregate of 3,395,782 shares of Common Stock at an exercise price of $2.50 per share (the “Inducement Transaction”). Such new warrants (the “New Warrants” and such shares of Common Stock issuable upon the exercise of the New Warrants, the “New Warrant Shares”) are immediately exercisable upon issuance and have a term of twenty-four months from the issuance date.

The Company has agreed to file a registration statement on Form S-3 (or other appropriate form, including on Form S-1, if it is not eligible to utilize Form S-3) providing for the resale of the New Warrant Shares issuable upon the exercise of the New Warrants (the “Resale Registration Statement”) within twenty (20) calendar days following the date of the Inducement Letter Agreements, and to use commercially reasonable efforts to cause the Resale Registration Statement to become effective within forty-five (45) calendar days from the date of the Inducement Letter Agreements. Pursuant to the Inducement Letter Agreements, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents or file any registration statement or any amendment or supplement to any existing registration statement, subject to certain exceptions, for a period of fifteen (15) calendar days after the closing of the Inducement Transaction. Furthermore, the Company is also prohibited from entering into any agreement to issue Common Stock or Common Stock equivalents involving a Variable Rate Transaction (as defined in the Inducement Letter Agreements), subject to certain exceptions, for a one-year period commencing on the closing date of the Inducement Transaction.

Pursuant to that certain engagement letter entered into between the Company and H.C. Wainwright & Co., LLC (“Wainwright”), as amended, Wainwright agreed, among other things, to serve as the exclusive placement agent for the Company, on a reasonable best-efforts basis, in connection with the Inducement Transaction. Pursuant to the engagement letter, the Company paid Wainwright (i) an aggregate cash fee equal to 7.0% of the gross proceeds from the exercise of the Warrants and Prior Warrants (as defined below), and (ii) a management fee equal to 1.0% of the gross proceeds from the exercise of the Warrants and Prior Warrants. The Company also paid Wainwright $35,000 for non-accountable expenses, $50,000 for legal fees and other out-of-pocket expenses and $15,950 for its clearing fee. Additionally, the Company issued to Wainwright or its designees as compensation, (i) warrants to purchase up to 118,852 shares of Common Stock, equal to 7.0% of the aggregate number of shares of Common Stock issued upon exercise of the Warrants pursuant to the Inducement Transaction (the “Transaction Placement Agent Warrants”) and (ii) warrants to purchase up to an aggregate of 49,130 shares of Common Stock, equal to 7.0% of the aggregate number of shares of Common Stock issued upon exercise of certain Series D warrants (the “Prior Warrants”) prior to the Inducement Transaction (the “Prior Placement Agent Warrants” and together with the Transaction Placement Agent Warrants, the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the New Warrants, except that (i) the Transaction Placement Agent Warrants have an exercise price of $3.25 per share and (ii) the Prior Placement Agent Warrants have an exercise price of $2.9375 per share.

Additionally, upon exercise, if any, of the New Warrants for cash, the Company shall pay Wainwright, within five (5) business days of the Company’s receipt of the exercise price, (i) a cash fee of 7.0% of the aggregate gross exercise price paid in cash with respect thereto and (ii) a management fee of 1.0% of the aggregate gross exercise price paid in cash with respect thereto. Further, upon any exercise for cash of the New Warrants, the Company shall issue to Wainwright or its designees, within five (5) business days of the Company’s receipt of the exercise price, warrants to purchase the number of shares of Common Stock equal to 7.0% of the aggregate number of shares of Common Stock underlying such New Warrants that have been exercised, with such warrants to be in the same form and terms as the Transaction Placement Agent Warrants.

The aggregate gross proceeds to the Company from the exercise of the Warrants, inclusive of the payment consideration for the New Warrants, were approximately $4.4 million, before deducting placement agent fees and other offering expenses payable by the Company. The Company expects to use the net proceeds for its ongoing clinical and regulatory development of Lomecel-B™ for the treatment of several disease states and indications, including HLHS and Alzheimer’s disease, obtaining regulatory approvals, capital expenditures, working capital and other general corporate purposes. The closing of the Inducement Transaction occurred on June 18, 2024.

The New Warrants, the New Warrant Shares, the Placement Agent Warrants and the shares of Common Stock issuable thereunder were sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and/or Rule 506 promulgated under the Securities Act as sales to accredited investors. The foregoing summaries of the Inducement Letter Agreements, the New Warrants, and the Placement Agent Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached as Exhibits to this Current Report on Form 8-K, which are incorporated herein by reference.

The foregoing summary and the exhibits hereto also are not intended to modify or supplement any disclosures about the Company in its reports filed with the SEC. In particular, the Inducement Letter Agreements, New Warrants and Placement Agent Warrants, and the related summaries are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The agreements contain representations and warranties by the Company, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the agreements were made solely for the benefit of the parties to the agreements; may be subject to limitations agreed upon by the contracting parties, including being subject to confidential disclosures that may modify, qualify or create exceptions to such representations and warranties; may be made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the form of Inducement Letter Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in our public disclosures.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Form 8-K regarding the New Warrants, the New Warrant Shares, the Placement Agent Warrants and the shares of Common Stock issuable thereunder are incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD Disclosure

On June 17, 2024, the Company issued a press release announcing the Inducement Transaction, and on June 18, 2024, the Company issued a press release announcing the closing of the Inducement Transaction. Copies of the June 17, 2024, and June 18, 2024 press releases are furnished herewith as Exhibits 99.1 and 99.2, respectively. The information furnished by the Company pursuant to this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as shall be set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of New Warrant
4.2	Form of Placement Agent Warrant
10.1	Form of Inducement Letter Agreement, dated June 17, 2024, by and between the Company and each Holder
99.1	Press Release issued by the Company on June 17, 2024
99.2	Press Release issued by the Company on June 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGEVERON INC.

Date: June 18, 2024	/s/ Wa’el Hashad
	Name:	Wa’el Hashad
	Title:	Chief Executive Officer

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